Exhibit 1.2

Pricing Agreement

November 10, 2015

Barclays Capital Inc.

HSBC Securities (USA) Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Morgan Stanley & Co. LLC

c/o Morgan Stanley & Co. LLC,

1585 Broadway, 29th Floor

New York, NY 10036,

As Representatives of the several
      Underwriters named in Schedule I hereto

Ladies and Gentlemen:

AstraZeneca PLC (the “Company”) proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement dated November 10, 2015, a copy of which is attached hereto as Annex A (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Basic Prospectus, Pricing Disclosure Package or the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Basic Prospectus (as defined therein) as amended or supplemented as of the date of the Underwriting Agreement and also a representation and warranty as of the date of this Pricing Agreement in relation to the Basic Prospectus, Pricing Disclosure Package or the Prospectus, as amended or supplemented, relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 14 of the Underwriting Agreement and the address of the Representatives referred to in such Section 14 are each set forth at the end of Schedule II hereto. Schedule III sets forth each Issuer Free Writing Prospectus that is part of the Pricing Disclosure Package. Schedule IV sets forth all documents that the Company and the Representatives agree are to be included in the Pricing Disclosure Package. The final term sheets prepared in accordance with Section 5(a) of the Underwriting Agreement are attached hereto as Schedule V.

The “Applicable Time” means 3:45 p.m. New York time on the date hereof.

An amendment of the Registration Statement, or a supplement to the Basic Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, NY 10036, Attention: Investment Banking Division, Phone: (212) 761-6691, Facsimile: (212) 507-8999; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to its address set forth in the Registration Statement, Attention: Secretary, or such other address as the Company shall notify in writing to Morgan Stanley & Co. LLC at the foregoing address; provided, however, that any notice to an Underwriter of Designated Securities pursuant to Section 9(c) of the Underwriting Agreement shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

ASTRAZENECA PLC

By:	/s/ Ian Brimicombe
	Name:	Ian Brimicombe
	Title:	VP Corporate finance

Accepted as of the date hereof:

BARCLAYS CAPITAL INC.

By:	/s/ Pamela Kendall
	Name:	Pamela Kendall
	Title:	Director

HSBC SECURITIES (USA) INC.

By:	/s/ Luiz Lanfredi
	Name:	Luiz Lanfredi
	Title:	Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

By:	/s/ Dorothy E. Hurley
	Name:	Dorothy E. Hurley
	Title:	Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

On behalf of each of the Underwriters

[Signature Page to Pricing Agreement]

Schedule I

	Principal Amount of 2018 Fixed Rate Notes to be Purchased	Principal Amount of 2020 Fixed Rate Notes to be Purchased	Principal Amount of 2025 Fixed Rate Notes to be Purchased	Principal Amount of 2045 Fixed Rate Notes to be Purchased	Principal Amount of 2018 Floating Rate Notes to be Purchased
Barclays Capital Inc.	$200,000,000	$320,000,000	$400,000,000	$200,000,000	$80,000,000
HSBC Securities (USA) Inc..	$200,000,000	$320,000,000	$400,000,000	$200,000,000	$80,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$200,000,000	$320,000,000	$400,000,000	$200,000,000	$80,000,000
Morgan Stanley & Co. LLC	$200,000,000	$320,000,000	$400,000,000	$200,000,000	$80,000,000
Citigroup Global Markets Inc.	$67,000,000	$107,000,000	$134,000,000	$66,000,000	$27,000,000
Deutsche Bank Securities Inc.	$66,000,000	$107,000,000	$133,000,000	$67,000,000	$26,000,000
J.P. Morgan Securities LLC	$67,000,000	$106,000,000	$133,000,000	$67,000,000	$27,000,000

Total	$1,000,000,000	$1,600,000,000	$2,000,000,000	$1,000,000,000	$400,000,000

SCHEDULE II

Title of Designated Securities:

$1,000,000,000 1.750% Fixed Rate Notes due 2018

$1,600,000,000 2.375% Fixed Rate Notes due 2020

$2,000,000,000 3.375% Fixed Rate Notes due 2025

$1,000,000,000 4.375% Fixed Rate Notes due 2045

$400,000,000 Floating Rate Notes due 2018

The 2018 Fixed Rate Notes, the 2020 Fixed Rate Notes, the 2025 Fixed Rate Notes and the 2045 Fixed Rate Notes are collectively referred to herein as the “Fixed Rate Notes”.

The 2018 Floating Rate Notes are referred to herein as the “Floating Rate Notes”.

The Fixed Rate Notes and the Floating Rate Notes are collectively referred to herein as the “Designated Securities”.

Aggregate principal amount:

US$1,000,000,000 (for the 2018 Fixed Rate Notes)

US$1,600,000,000 (for the 2020 Fixed Rate Notes)

US$2,000,000,000 (for the 2025 Fixed Rate Notes)

US$1,000,000,000 (for the 2045 Fixed Rate Notes)

US$400,000,000 (for the Floating Rate Notes)

Price to Public:

100.000% of the principal amount of the 2018 Fixed Rate Notes, plus accrued interest, if any, from November 16, 2015 (for the 2018 Fixed Rate Notes)

99.584% of the principal amount of the 2020 Fixed Rate Notes, plus accrued interest, if any, from November 16, 2015 (for the 2020 Fixed Rate Notes)

99.070% of the principal amount of the 2025 Fixed Rate Notes, plus accrued interest, if any, from November 16, 2015 (for the 2025 Fixed Rate Notes)

98.602% of the principal amount of the 2045 Fixed Rate Notes, plus accrued interest, if any, from November 16, 2015 (for the 2045 Fixed Rate Notes)

100.000% of the principal amount of the Floating Rate Notes, plus accrued interest, if any, from November 16, 2015 (for the Floating Rate Notes)

Purchase Price by Underwriters:

99.750% of the principal amount of the 2018 Fixed Rate Notes, plus accrued interest, if any, from November 16, 2015 (for the 2018 Fixed Rate Notes)

99.234% of the principal amount of the 2020 Fixed Rate Notes, plus accrued interest, if any, from November 16, 2015 (for the 2020 Fixed Rate Notes)

98.620% of the principal amount of the 2025 Fixed Rate Notes, plus accrued interest, if any, from November 16, 2015 (for the 2025 Fixed Rate Notes)

97.727% of the principal amount of the 2045 Fixed Rate Notes, plus accrued interest, if any, from November 16, 2015 (for the 2045 Fixed Rate Notes)

99.750% of the principal amount of the Floating Rate Notes,
plus accrued interest, if any, from November 16, 2015 (for the Floating Rate Notes)

Specified funds for payment of purchase price:

New York Clearing House funds

Indenture:

Indenture, dated as of April 1, 2004, between the Company and The Bank of New York Mellon, as successor Trustee to JPMorgan Chase Bank

Maturity:

The stated maturity of the principal of the 2018 Fixed Rate Notes will be November 16, 2018.

The stated maturity of the principal of the 2020 Fixed Rate Notes will be November 16, 2020.

The stated maturity of the principal of the 2025 Fixed Rate Notes will be November 16, 2025.

The stated maturity of the principal of the 2045 Fixed Rate Notes will be November 16, 2045.

The stated maturity of the principal of the Floating Rate Notes will be November 16, 2018.

Interest Rate:

The 2018 Fixed Rate Notes will bear interest from November 16, 2015 at a fixed rate of 1.750% per annum, payable semi-annually.

The 2020 Fixed Rate Notes will bear interest from November 16, 2015 at a fixed rate of 2.375% per annum, payable semi-annually.

The 2025 Fixed Rate Notes will bear interest from November 16, 2015 at a fixed rate of 3.375% per annum, payable semi-annually.

The 2045 Fixed Rate Notes will bear interest from November 16, 2015 at a fixed rate of 4.375% per annum, payable semi-annually.

The interest rate for the Floating Rate Notes for the first interest period will be LIBOR (as defined herein) as determined on November 12, 2015 plus the Spread. Thereafter, the interest rate for any Floating Rate Interest Period (as defined below) will be LIBOR as determined on the applicable Interest Determination Date (as defined below) plus the Spread.

Interest Payment Dates:

Interest on the 2018 Fixed Rate Notes will be paid semi-annually in arrears on May 16 and November 16 of each year, commencing May 16, 2016.

Interest on the 2020 Fixed Rate Notes will be paid semi-annually in arrears on May 16 and November 16 of each year, commencing May 16, 2016.

Interest on the 2025 Fixed Rate Notes will be paid semi-annually in arrears on May 16 and November 16 of each year, commencing May 16, 2016.

Interest on the 2045 Fixed Rate Notes will be paid semi-annually in arrears on May 16 and November 16 of each year, commencing May 16, 2016.

Interest on the Floating Rate Notes will be paid quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing February 16, 2016.

Redemption Provisions:

Each series of the Designated Securities may be redeemed in whole or in part at the option of the Company at any time at the redemption prices calculated in the manner set forth in the supplement to the Prospectus relating to the Designated Securities dated November 10, 2015 (the “Prospectus Supplement”).

Subject to the optional tax redemption described below, the Company may not redeem the Floating Rate Notes prior to maturity.

In addition, in the event of various tax law changes and other limited circumstances, in each case as set forth in the Indenture, the Company may redeem either series of the outstanding Designated Securities in whole, but not in part, at any time at a price equal to 100% of the principal amount plus accrued interest to the redemption date.

Make-Whole Spreads:

2018 Fixed Rate Notes: 10 basis points

2020 Fixed Rate Notes: 15 basis points

2025 Fixed Rate Notes: 20 basis points

2045 Fixed Rate Notes: 25 basis points

Spread:

Floating Rate Notes: 53 basis points

Interest Reset Dates:

Interest on the Floating Rate Notes will have Interest Reset Dates of February 16, May 16, August 16 and November 16 of each year, commencing February 16, 2016.

Interest Periods:

The first interest period for the Floating Rate Notes will be the period from and including the original issue date to but excluding the immediately succeeding Interest Reset Date. Thereafter, the interest periods for the Floating Rate Notes will be the periods from and including an Interest Reset Date to but excluding the immediately succeeding Interest Reset Date (together with the first interest period, each a “Floating Rate Interest Period”). However, the final Floating Rate Interest Period will be the period from and including the Interest Reset Date immediately preceding the maturity date to the maturity date.

Interest Determination Date:

The calculation agent in respect of the Floating Rate Notes, will determine LIBOR (as defined below) for each Floating Rate Interest Period on the second London business day prior to the first day of such Floating Rate Interest Period (an “Interest Determination Date”). LIBOR for the first Floating Rate Interest Period will be determined on November 12, 2015.

LIBOR:

LIBOR means, with respect to any Interest Determination Date, the offered rate for deposits of US dollars having a maturity of three months that appears on the Reuters Screen LIBOR01 display page, or any successor page, on Reuters or any successor service (or any such other service(s) as may be nominated by ICE Benchmark Administration Limited (“IBA”) or its successor or such other entity assuming the responsibility of IBA or its successor in calculating the London Interbank Offered Rate in the event IBA or its successor no longer does so. (the “Designated LIBOR Page”).

If no rate appears on the Designated LIBOR Page, LIBOR will be determined for such Interest Determination Date on the basis of the rates at approximately 11:00 a.m., London time, on such Interest Determination Date at which deposits in US dollars are offered to prime banks in the London inter-bank market by four major banks in such market selected by the calculation agent, after consultation with us, for a term of three months and in a principal amount equal to an amount that in the judgment of the calculation agent is representative for a single transaction in US dollars in such market at such time (a “Representative Amount”). The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such Floating Rate Interest Period will be the arithmetic mean (rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards) of such quotations. If fewer than two such quotations are provided, LIBOR for such Floating Rate Interest Period will be the arithmetic mean (rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five millionths of a percentage point rounded upwards) of the rates quoted at approximately 11:00 a.m. in the City of New York on such Interest Determination Date by three major banks in New York City, selected by the calculation agent, after consultation with us, for loans in US dollars to leading European banks, for a term of three months and in a Representative Amount; provided, however, that if the banks so selected are not quoting as mentioned above, the then-existing LIBOR rate will remain in effect for such Floating Rate Interest Period.

Sinking Fund Provisions:

No sinking fund provisions.

Defeasance Provisions:

The Designated Securities are entitled to full defeasance and discharge under certain conditions as set forth in the Indenture.

Time of Delivery of Designated Securities:

November 16, 2015

Closing Location for Delivery of Designated Securities:

The offices of Davis Polk & Wardwell London LLP, 5 Aldermanbury Square, London EC2V 7HR England.

Names and Address of Representatives:

Designated Representatives:

Barclays Capital Inc.

HSBC Securities (USA) Inc.
Merrill Lynch, Pierce, Fenner & Smith

Morgan Stanley & Co. LLC

Address for Notices, etc.:

c/o Morgan Stanley & Co. LLC
1585 Broadway, 29th Floor
New York, New York 10036

Attention: Investment Banking Division

SCHEDULE III

Issuer Free Writing Prospectus:

Final Term Sheet dated November 10, 2015 containing the final terms of the Designated Securities as set forth in Schedule V hereto

SCHEDULE IV

Pricing Disclosure Package:

Preliminary Prospectus dated and filed with the Commission on November 10, 2015, together with the Issuer Free Writing Prospectus listed on Schedule III hereto

SCHEDULE V

AstraZeneca PLC

US$1,000,000,000 1.750% Notes due 2018

US$1,600,000,000 2.375% Notes due 2020

US$2,000,000,000 3.375% Notes due 2025

US$1,000,000,000 4.375% Notes due 2045

US$400,000,000 Floating Rate Notes due 2018

Final Term Sheets

Issuer:	AstraZeneca PLC
Trade Date:	November 10, 2015
Settlement Date:	November 16, 2015 (T+3)
Expected Ratings:	Moody’s: A2 (negative); S&P: A (stable)

US$1,000,000,000 1.750% Notes due 2018:

Security Type:	Senior Notes
Aggregate Principal Amount:	$1,000,000,000
Maturity Date:	November 16, 2018
Coupon:	1.750%
Benchmark Treasury:	0.875% due October 15, 2018
Benchmark Treasury Spot and Yield:	99-02¼, 1.200%
Spread to Benchmark Treasury:	0.550%
Yield to Maturity:	1.750%
Price to Public:	100.000% of face amount
Interest Payment Dates:	May 16 and November 16, commencing May 16, 2016
Gross Proceeds to Issuer:	$1,000,000,000
Underwriting Discount and Commissions:	0.250% of face amount
Net Proceeds to Issuer:	$997,500,000
Redemption Provisions:
Optional Make-Whole Redemption:

At the option of the Company, at any time, in whole or in part, at the redemption price equal to the greater of (1) 100% of the principal amount and (2) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on the applicable notes (excluding any portion of such payments of interest accrued and unpaid as of the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate, plus 0.10%, plus, in each case, accrued interest thereon to the date of redemption.

Optional Tax Redemption:	In the event of various tax law changes and other limited circumstances, in whole but not in part, at a price equal to 100% of the principal amount plus accrued interest thereon to the redemption date.
CUSIP:	046353AH1
ISIN:	US046353AH15

US$1,600,000,000 2.375% Notes due 2020:

Security Type:	Senior Notes
Aggregate Principal Amount:	$1,600,000,000
Maturity Date:	November 16, 2020
Coupon:	2.375%
Benchmark Treasury:	1.375% due October 31, 2020
Benchmark Treasury Spot and Yield:	98-12+, 1.714%
Spread to Benchmark Treasury:	0.750%
Yield to Maturity:	2.464%
Price to Public:	99.584% of face amount
Interest Payment Dates:	May 16 and November 16, commencing May 16, 2016
Gross Proceeds to Issuer:	$1,593,344,000
Underwriting Discount and Commissions:	0.350% of face amount
Net Proceeds to Issuer:	$1,587,744,000
Redemption Provisions:
Optional Make-Whole Redemption:

At the option of the Company, at any time, in whole or in part, at the redemption price equal to the greater of (1) 100% of the principal amount and (2) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on the applicable notes (excluding any portion of such payments of interest accrued and unpaid as of the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate, plus 0.15%, plus, in each case, accrued interest thereon to the date of redemption.

Optional Tax Redemption:	In the event of various tax law changes and other limited circumstances, in whole but not in part, at a price equal to 100% of the principal amount plus accrued interest thereon to the redemption date.
CUSIP:	046353AK4
ISIN:	US046353AK44

US$2,000,000,000 3.375% Notes due 2025:

Security Type:	Senior Notes
Aggregate Principal Amount:	$2,000,000,000
Maturity Date:	November 16, 2025
Coupon:	3.375%
Benchmark Treasury:	2.000% due August 15, 2025
Benchmark Treasury Spot and Yield:	97-02+, 2.336%
Spread to Benchmark Treasury:	1.150%
Yield to Maturity:	3.486%
Price to Public:	99.070% of face amount
Interest Payment Dates:	May 16 and November 16, commencing May 16, 2016
Gross Proceeds to Issuer:	$1,981,400,000
Underwriting Discount and Commissions:	0.450% of face amount
Net Proceeds to Issuer:	$1,972,400,000
Redemption Provisions:
Optional Make-Whole Redemption:

At the option of the Company, at any time, in whole or in part, at the redemption price equal to the greater of (1) 100% of the principal amount and (2) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on the applicable notes (excluding any portion of such payments of interest accrued and unpaid as of the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate, plus 0.20%, plus, in each case, accrued interest thereon to the date of redemption.

Optional Tax Redemption:	In the event of various tax law changes and other limited circumstances, in whole but not in part, at a price equal to 100% of the principal amount plus accrued interest thereon to the redemption date.
CUSIP:	046353AL2
ISIN:	US046353AL27

US$1,000,000,000 4.375% Notes due 2045:

Security Type:	Senior Notes
Aggregate Principal Amount:	$1,000,000,000
Maturity Date:	November 16, 2045
Coupon:	4.375%
Benchmark Treasury:	3.000% due May 15, 2045
Benchmark Treasury Spot and Yield:	97-28+, 3.110%
Spread to Benchmark Treasury:	1.350%
Yield to Maturity:	4.460%
Price to Public:	98.602% of face amount
Interest Payment Dates:	May 16 and November 16, commencing May 16, 2016
Gross Proceeds to Issuer:	$986,020,000
Underwriting Discount and Commissions:	0.875% of face amount
Net Proceeds to Issuer:	$977,270,000
Redemption Provisions:
Optional Make-Whole Redemption:

At the option of the Company, at any time, in whole or in part, at the redemption price equal to the greater of (1) 100% of the principal amount and (2) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on the applicable notes (excluding any portion of such payments of interest accrued and unpaid as of the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate, plus 0.25%, plus, in each case, accrued interest thereon to the date of redemption.

Optional Tax Redemption:	In the event of various tax law changes and other limited circumstances, in whole but not in part, at a price equal to 100% of the principal amount plus accrued interest thereon to the redemption date.
CUSIP:	046353AM0
ISIN:	US046353AM00

US$400,000,000 Floating Rate Notes due 2018:

Security Type:	Senior Notes
Aggregate Principal Amount:	$400,000,000
Maturity Date:	November 16, 2018
Interest Rate:	The interest rate for the Floating Rate Notes for the first interest period will be LIBOR (as defined herein) as determined on November 12, 2015 plus the Spread. Thereafter, the interest rate for any Floating Rate Interest Period (as defined below) will be LIBOR as determined on the applicable Interest Determination Date (as defined below) plus the Spread.
Spread:	53 basis points
Price to Public:	100.000% of face amount
Interest Payment Dates:	Interest on the Floating Rate Notes will be paid quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing February 16, 2016.
Interest Reset Dates:	Interest on the Floating Rate Notes will have Interest Reset Date of February 16, May 16, August 16 and November 16 of each year, commencing February 16, 2016.
Gross Proceeds to Issuer:	$400,000,000
Underwriting Discount and Commissions:	0.250% of face amount
Net Proceeds to Issuer:	$399,000,000
Redemption Provisions:
Optional Tax Redemption:	In the event of various tax law changes and other limited circumstances, in whole but not in part, at a price equal to 100% of the principal amount plus accrued interest thereon to the redemption date.
CUSIP:	046353AJ7
ISIN:	US046353AJ70
Joint Book-Running Managers:	Barclays Capital Inc. HSBC Securities (USA) Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC
Co-Managers:	Citigroup Global Markets Inc. Deutsche Bank Securities Inc. J.P. Morgan Securities LLC

*****

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. at toll-free 1-888-603-5847, HSBC Securities (USA) Inc. at toll-free 1-866-811-8049, Merrill Lynch, Pierce, Fenner & Smith Incorporated at toll-free 1-800-294-1322, or Morgan Stanley & Co. LLC at toll-free 1-866-718-1649.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

SCHEDULE VI

a)	Issuer Free Writing Prospectus:

Electronic road show entitled “AstraZeneca Presentation to Fixed Income Investors, November 2015”.

VI-14